Exhibit 10.17

OPTION AGREEMENT

OPTION AGREEMENT (this “Agreement”), entered into as of this May 6, 2009 (the “Grant Date”), between Intelsat Global, Ltd. (formerly known as Serafina Holdings Limited and referred to herein as the “Company”), and Michael McDonnell, an employee of the Company or one of its Subsidiaries, (the “Employee”);

WHEREAS, Employee has agreed to perform services for the Company or one or more of its Subsidiaries (the “Employer”);

WHEREAS, the Company wishes to carry out the Intelsat Global, Ltd. 2008 Share Incentive Plan (as it may be amended from time to time, the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement;

WHEREAS, the Committee appointed to administer the Plan pursuant to Section 3 of the Plan has determined that it would be to the advantage and in the best interest of the Company and its shareholders to grant the Non-Qualified Stock Option provided for herein (the “Option”) to the Employee as an inducement to enter into or remain in the service of the Company (or one of its Subsidiaries) (the “Employer”) and as an incentive for increased efforts during such service, and has advised the Company thereof and instructed the undersigned officers to grant said Option; and

WHEREAS, this Agreement memorializes certain terms and conditions applicable to the Option;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto do hereby agree as follows:

1.	Capitalized Terms. Capitalized terms not defined herein shall have the meaning ascribed to such terms in the Plan.

2.	Grant.

(a)	General. As of the Grant Date, the Company hereby grants to the Employee the Option to purchase any part or all of an aggregate of 63,391 Class A Shares. The Employee acknowledges that the Option will be subject to the terms and conditions set forth in this Agreement and the Plan, including, without limitation, Section 6 of the Plan and that as of the Grant Date the Employee is a party to the Management Shareholders Agreement.

(b)	Exercise Price. The purchase price of the Class A Shares covered by the Option shall be U.S. $100.00 per Class A Share (the “Exercise Price”) (without commission or other charge).

(c)	Term. Unless earlier terminated pursuant to the terms of this Agreement, the Option shall expire on February 4, 2018, and the Employee shall thereafter cease to have any rights in respect thereof.

3.	Fair Market Value; 83(b) Election. With respect to the exercise of the Option for Class A Shares, the Employee, in his sole discretion, may make an election with the Internal Revenue Service (the “IRS”) under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”) and the regulations promulgated thereunder in the form of Exhibit B attached hereto (the “83(b) Election”). The Employee understands that under applicable law such election must be filed with the IRS no later than thirty (30) days after the date of purchase of Class A Shares to be effective. If the Employee files an effective 83(b) Election, the excess of the fair market value of the Class A Shares (which the IRS may assert is different from the Fair Market Value determined by the parties) covered by such election over the amount paid by the Employee for the shares shall be treated as ordinary income received by the Employee, and the Company or one of its Subsidiaries shall withhold from Employee’s compensation any amounts required to be withheld under applicable law. If the Employee does not file an 83(b) Election, future appreciation on the Class A Shares will generally be taxable as ordinary income at the time or times when the Company’s repurchase rights with respect to such Class A Shares (as set forth in this Agreement) lapse. The foregoing is merely a brief summary of complex tax laws and regulations, and therefore the Employee is advised to consult with his own tax advisors regarding his purchase and holding of Class A Shares.

4.	Equity Plan. The Option and this Agreement shall be subject to the terms of the Plan, to the extent the terms of such Plan are not inconsistent with the terms of this Agreement. In the event of any inconsistency between the terms of the Plan and the terms of this Agreement, this Agreement shall govern.

5.	Vesting. The Option shall initially be unvested with respect to all Class A Shares covered thereby.

(a)	Performance Option. Subject to Section 7, the Option to purchase up to 34,577 of the Class A Shares subject to the Option (the “Performance Option”) shall be eligible to become vested and exercisable as set forth on Exhibit A, subject to the Employee’s continued employment on the applicable vesting date.

(b)	Performance Exit Option. Subject to Section 7 below, the Option to purchase up to 28,814 of the Class A Shares subject to the Option (the “Performance Exit Option”) shall be eligible to become vested and exercisable as set forth on Exhibit A, subject to the Employee’s continued employment on the applicable vesting date.

6.	Method of Exercise.

(a)	The portion of the Option as to which the Employee is vested shall be exercisable by delivery to the Company of a written notice stating the number of Class A Shares to be purchased pursuant to this Agreement and accompanied by payment in full of the exercise price of the Class A Shares to be purchased. Anything to the contrary herein notwithstanding, the Company shall not be obligated to issue any Class A Shares hereunder if the issuance of such Class A Shares would violate the provision of any law, in which event the Company shall, as soon as practicable, take whatever action it reasonably can so that such Class A Shares may be issued without resulting in such violations of law.

(b)	The exercise price of an Option shall be paid: (i) in cash or by certified check or bank draft payable to the order of the Company; (ii) by reducing the number of Class A Shares otherwise deliverable pursuant to the Option by the number of such Class A Shares having a Fair Market Value on the date of exercise equal to the exercise price of the Class A Shares to be purchased; (iii) by exchange of unrestricted Class A Shares of the Company already owned by the Employee and having an aggregate Fair Market Value equal to the aggregate exercise price, provided that the Employee represents and warrants to the Company that the Employee has held such Class A Shares free and clear of liens and encumbrances and has held such Class A Shares; (iv) if permitted by the Committee, by delivering, along with a properly executed exercise notice to the Company, a copy of irrevocable instructions to a broker to deliver promptly to the Company the aggregate exercise price and, if requested by the Employee, the amount of any applicable federal, state, local or foreign withholding taxes required to be withheld by the Company, provided, however, that such exercise may be implemented solely under a program or arrangement established and approved by the Company with a brokerage firm selected by the Company; or (v) by any other procedure approved by the Committee, or by a combination of the foregoing.

7.	Termination of Employment.

(a)	Termination without Cause or for Good Reason. In the event of the Employee’s Termination of Employment by the Employer without Cause or by the Employee for Good Reason (as defined in the employment agreement by and among the Company, Intelsat, Ltd. and the Employee, dated May 6, 2009 and effective November 3, 2008 (the “Employment Agreement”)):

(i)	Treatment.

(A)

Performance Option. Except as provided in the immediately following sentence, no portion of the Performance Option that is not vested as of the date of a Termination of Employment, shall become vested following the date of Termination of Employment, and any portion of the Performance Option that is vested as of the date of such Termination of Employment shall be exercised prior to the earlier of (x) the first anniversary of such Termination of Employment and (y) the scheduled expiration date of the Option. Notwithstanding the foregoing, if during the period commencing with such Termination of Employment and ending on the six month anniversary of such Termination of Employment (the “Involuntary Termination Protected Period”) either (x) an Initial Public Offering occurs, or (y) the Company enters into a definitive agreement with respect to a Change in Control transaction, then immediately prior to the effective date of the Initial Public

Offering or Change in Control, as applicable (and subject to the consummation of such Initial Public Offering or Change in Control), a portion of the Performance Option as determined pursuant to Exhibit A will vest as if the Change in Control or Initial Public Offering, as applicable, had occurred immediately prior to such Termination of Employment and any portion of the Performance Option that remains unvested at such time shall be forfeited. Except as provided in the immediately preceding sentence, to the extent the Performance Option remains outstanding as of the last day of the Involuntary Termination Protected Period, it shall be forfeited immediately following the last day of the Involuntary Termination Protected Period. Any portion of the Performance Option that becomes vested pursuant to this Section 7(a)(i)(A) in connection with an Initial Public Offering or Change in Control may, subject to Section 8 hereof and Section 12 of the Plan, be exercised prior to the earlier of (x) the first anniversary of such Initial Public Offering or Change in Control and (y) the scheduled expiration date of the Option.

(B)

Performance Exit Option. Except as provided in the immediately following sentence, no portion of the Performance Exit Option that is not vested as of the date of such a Termination of Employment shall become vested following the date of Termination of Employment, and any portion of the Performance Exit Option that is vested as of the date of such Termination of Employment shall be exercised prior to the earlier of (x) the first anniversary of such Termination of Employment and (y) the scheduled expiration date of the Option. Notwithstanding the foregoing, if during the Involuntary Termination Protected Period either (I) an Initial Public Offering occurs, or (II) the Company enters into a definitive agreement with respect to a Change in Control transaction, then immediately prior to the effective date of the Initial Public Offering or Change in Control, as applicable (and subject to the consummation of such Initial Public Offering or Change in Control), a portion of the Performance Exit Option as determined pursuant to Exhibit A will vest as if the Change in Control or Initial Public Offering, as applicable, had occurred immediately prior to such Termination of Employment and any portion of the Performance Exit Option that remains unvested at such time shall be forfeited. Except as provided in the immediately preceding sentence, to the extent the Performance Exit Option remains outstanding as of the last day of the Involuntary Termination Protected Period, it shall be forfeited immediately following the last day of the Involuntary Termination Protected Period. Any portion of the Performance Exit Option that becomes vested pursuant to this Section 7(a)(i)(B) in connection with an Initial Public Offering or Change in Control may, subject to Section 8 hereof and Section 12 of the Plan, be exercised prior to the earlier of (x) the first anniversary of such Initial Public Offering or Change in Control and (y) the scheduled expiration date of the Option.

(ii)	Repurchase Right.

(A)	To the extent vested, outstanding and unexercised as of the date of a Termination of Employment, the Option may be cancelled by the Company at any time following the date of such Termination of Employment prior to its exercise in exchange for a payment to the Employee in an amount equal to the excess, if any, of (x) the Fair Market Value of a Class A Share as of the date of repurchase over (y) the exercise price of such Option (the “Option Repurchase Price”). Notwithstanding the foregoing, if any portion of the Option is repurchased by the Company (or the Sponsor Shareholder pursuant to Section 11 of the Management Shareholders Agreement) during the Involuntary Termination Protected Period, and, subsequent to such repurchase, but prior to the expiration of the Involuntary Termination Protected Period, either (I) an Initial Public Offering occurs, or (II) the Company enters into a definitive agreement with respect to a Change in Control transaction, then, upon the consummation of such Initial Public Offering or Change in Control, as the case may be, the Company shall pay to the Employee within sixty (60) days after the consummation of such Change in Control or Initial Public Offering an amount per Option equal to the excess, if any, of (a) the excess, if any, of (1) the Fair Market Value of a Class A Share on the date of the Change in Control or the Initial Public Offering over (2) the exercise price of such Option over (b) the Option Repurchase Price.

(B)

Subject to Sections 7(e) and 8 hereof, any Class A Shares held by the Employee as a result of the exercise of the Option may be repurchased by the Company at any time during the two-year period following (x) the date of Termination of Employment in the event such Class A Shares were held as of such Termination of Employment and (y) the exercise of the Option in the event such exercise occurred after the date of Termination of Employment, each at a purchase price per Class A Share equal to the Fair Market Value of such Class A Share as of the date of repurchase. Notwithstanding the foregoing, if any Class A Restricted Shares are repurchased by the Company (or the Sponsor Shareholder pursuant to Section 11 of the Management Shareholders Agreement) during the Involuntary Termination Protected Period, and, subsequent to such repurchase, but prior to the expiration of the Involuntary Termination Protected Period, either (I) an Initial

Public Offering occurs, or (II) the Company enters into a definitive agreement with respect to a Change in Control transaction, then, upon the consummation of such Initial Public Offering or Change in Control, as the case may be, the Company shall pay to the Employee within sixty (60) days after the consummation of such Change in Control or Initial Public Offering an amount equal to the excess, if any, of (a) the Fair Market Value of such Class A Shares on the date of the Change in Control or the Initial Public Offering over (b) the purchase price paid to the Employee for such Class A Shares.

(iii)	Significant Corporate Event. Notwithstanding the foregoing, if the Company consummates an acquisition by or merger of the Company through a transaction or series of transactions with any of those certain Person(s) described in the resolutions of the Compensation Committee of the Board dated December 29, 2008 but after which the Sponsor Shareholders do not in the aggregate possess beneficial ownership of more than fifty percent (50%) of the voting securities (for the election of directors) of the Company or its successor (a “Significant Corporate Event”), then if on or following such Significant Corporate Event (i) (A) the affirmative written consent of the Sponsor Shareholders or a representative thereof is not required for the Company to terminate the Employee’s employment at the time of such termination and (B) the Employee’s employment with the Company is terminated by the Company without Cause or by the Employee for Good Reason, then the applicable vesting provisions shall apply as if a Change in Control had occurred immediately prior to such termination of employment, or (ii) (A) the affirmative written consent of the Sponsor Shareholders or a representative thereof is required for the Company to terminate the Employee’s employment at the time of such termination and at all times theretofor, and (B) the Employee’s employment with the Company is terminated by the Company without Cause or by the Employee for Good Reason on or after the date that is eighteen (18) months following the date of such Significant Corporate Event, then the applicable vesting provisions shall apply as if a Change in Control had occurred immediately prior to such termination of employment.

(b)	Resignation by the Employee.

(i)	Treatment. In the event of a Termination of Employment by the Employee other than for Good Reason or due to death or Permanent Disability, any unvested portion of the Option shall be immediately forfeited, and subject to Section 8 hereof and Section 12 of the Plan, any vested and exercisable portion of the Option as of the date of such Termination of Employment may be exercised only prior to the earlier of (A) ninety (90) days following such Termination of Employment and (B) the scheduled expiration date of the Option.

(ii)	Repurchase Right.

(A)	To the extent vested, outstanding and unexercised as of the date of a Termination of Employment and such Termination of Employment occurs on or before April 30, 2011, the Option may be cancelled by the Company at any time following the date of Termination of Employment prior to its exercise in exchange for a payment to the Employee in an amount equal to the excess, if any, the (x) lesser of (A) the Fair Market Value of such Class A Share on the date of such Termination of Employment, or (B) (i) the Fair Market Value of such Class A Share on the Grant Date minus (ii) the value of any dividends, distributions, or dividend equivalents previously paid to the Employee in respect of such Class A Share (subject to equitable adjustment in the Committee’s good faith discretion to reflect dividends, distributions, corporate transactions, or similar events, to the extent not reflected in (ii)) (y) over the exercise price of such Option. With respect to any Termination of Employment following April 30, 2011, the Option, to the extent vested, outstanding and unexercised as of the date of a Termination of Employment, may be cancelled by the Company at any time following the date of such Termination of Employment prior to its expiration in exchange for a payment to the Employee in an amount equal to the Option Repurchase Price.

(B)

Subject to Sections 7(e) and 8 hereof, any Class A Shares held by the Employee as a result of the exercise of the Option may be repurchased by the Company at any time during the two-year period following (x) the date of a Termination of Employment that occurs on or before April 30, 2011 in the event such Class A Shares were held as of such Termination of Employment and (y) the exercise of the Option in the event such exercise occurred after the date of Termination of Employment (which occurred on or before April 30, 2011), at a purchase price per Class A Share equal to the lesser of (A) the Fair Market Value of such Class A Share on the date of such Termination of Employment, or (B) (x) the Fair Market Value of such Class A Share on the Grant Date minus (y)

the value of any dividends, distributions, or dividend equivalents previously paid to the Employee in respect of such Class A Share (subject to equitable adjustment in the Committee’s good faith discretion to reflect dividends, distributions, corporate transactions, or similar events, to the extent not reflected in (y)) but in no event less than the par value of such Class A Share. With respect to any Termination of Employment following April 30, 2011, any Class A Shares held by the Employee as a result of the exercise of the Option may be repurchased by the Company at any time during the two-year period following (x) the date of Termination of Employment in the event such Class A Shares were held as of such Termination of Employment and (y) the exercise of the Option in the event such exercise occurred after the date of Termination of Employment at the Fair Market Value of such Class A Share on the date of such repurchase.

(c)	Death and Disability.

(i)	Treatment. In the event of the Employee’s Termination of Employment by reason of the Employee’s death or Permanent Disability (as defined in the Employment Agreement), subject to Section 8 hereof and Section 12 of the Plan:

(A)

Performance Shares. Except as provided in the immediately following sentence, no portion of the Performance Option that is not vested as of the date of such a Termination of Employment shall become vested following the date of Termination of Employment, and any portion of the Performance Option that is vested as of the date of such Termination of Employment shall be exercised by the Employee, the Employee’s guardian or legal representative, or the Employee’s estate or by a person who acquired the right to exercise such Performance Option by bequest or inheritance or otherwise by reason of the death of the Employee (the “Employee’s Representative”) prior to the earlier of (x) the first anniversary of such Termination of Employment and (y) the scheduled expiration date of the Option. Notwithstanding the foregoing, if during the period commencing with such Termination of Employment and ending on the six month anniversary of such Termination of Employment (the “D & D Protected Period”), either (x) an Initial Public Offering occurs, or (y) the Company enters into a definitive agreement with respect to a Change in Control transaction, then immediately prior to the effective date of the Initial Public Offering or Change in Control, as applicable (and subject to the consummation of such Initial Public Offering or Change in Control), a portion of the Performance Option as determined pursuant to Exhibit A will vest as if the Change in Control or Initial Public Offering, as applicable, had occurred immediately prior to such Termination of Employment and any portion of the Performance Option that remains unvested at such time shall be forfeited. Except as provided in the immediately preceding sentence, to the extent the Performance Option remains outstanding as of the last day of the D & D Protection Period, it shall be forfeited immediately following the last day of the D & D Protected Period. Notwithstanding anything to the contrary in this Section 7(c), as of the date of a Termination of Employment as a result of an Employee’s death or Permanent Disability, the Committee, in its sole discretion, may provide for the vesting of any then unvested portion of the Performance Option. Any portion of the Performance Option that becomes vested pursuant to this Section 7(c)(i)(A) in connection with an Initial Public Offering or Change in Control may, subject to Section 8 hereof and Section 12 of the Plan, be exercised by the Employee or the Employee’s Representative prior to the earlier of (x) the first anniversary of such Initial Public Offering or Change in Control and (y) the scheduled expiration date of the Option.

(B)

Performance Exit Option. Except as provided in the immediately following sentence, no portion of the Performance Exit Option that is not vested as of the date of such a Termination of Employment shall become vested following the date of Termination of Employment, and any portion of the Performance Exit Option that is vested as of the date of such Termination of Employment shall be exercised by the Employee or the Employee’s Representative prior to the earlier of (x) the first anniversary of such Termination of Employment and (y) the scheduled expiration date of the Option. Notwithstanding the foregoing, if during the D & D Protection Period either (I) an Initial Public Offering occurs, or (II) the Company enters into a definitive agreement with respect to a Change in Control transaction, then immediately prior to the effective date of the Initial Public Offering or Change in Control, as applicable (and subject to the consummation of such Initial Public Offering or Change in Control), a portion of the Performance Exit Option as determined pursuant to Exhibit A will vest as if the Change in Control or Initial Public Offering, as applicable, had occurred immediately prior to such Termination of Employment and any portion of the Performance Exit Option that remains unvested at such time shall be forfeited. Except as provided in the immediately preceding sentence, to the extent the Performance Exit Option remains outstanding as of the last day of the D & D Protection Period, it shall be forfeited immediately following the last day of the D & D Protection Period. Notwithstanding anything to the contrary in this Section 7(c), as of the date of a Termination of Employment as a result of an Employee’s death or Permanent Disability, the Committee, in its sole discretion, may provide for the vesting of any then unvested portion of the Performance Exit Option. Any portion of the Performance Exit Option that becomes vested pursuant to this Section 7(c)(i)(B) in connection with an Initial Public Offering or Change in Control may, subject to Section 8 hereof and Section 12 of the Plan, be exercised by the Employee or the Employee’s Representative prior to the earlier of (x) the first anniversary of such Initial Public Offering or Change in Control and (y) the scheduled expiration date of the Option.

(ii)	Repurchase Right.

(A)	To the extent vested, outstanding and unexercised as of the date of a Termination of Employment, the Option may be cancelled by the Company at any time following the date of such Termination of Employment prior to its expiration in exchange for a payment to the Employee in an amount per Option equal to the Option Repurchase Price. Notwithstanding the foregoing, if any portion of the Option is repurchased by the Company (or the Sponsor Shareholder pursuant to Section 11 of the Management Shareholders Agreement) during the D & D Protection Period, and, subsequent to such repurchase, but prior to the expiration of the D & D Protection Period, either (I) an Initial Public Offering occurs, or (II) the Company enters into a definitive agreement with respect to a Change in Control transaction, then, upon the consummation of such Initial Public Offering or Change in Control, as the case may be, the Company shall pay to the Employee within sixty (60) days after the consummation of such Change in Control or Initial Public Offering an amount per Option equal to the excess, if any, of (a)the excess, if any, of (1) the Fair Market Value of a Class A Share on the date of the Change in Control or the Initial Public Offering over (2) the exercise price of such Option over (b) the Option Repurchase Price.

(B)

Subject to Sections 7(e) and 8 hereof, following the Termination of Employment due to death or Permanent Disability described above, any Class A Shares held by the Employee as a result of the exercise of the Option may be repurchased by the Company at any time during the two-year period following (x) the date of a Termination of Employment in the event such Class A Shares were held as of such Termination of Employment and (y) the exercise of the Option in the event such exercise occurred after the date of Termination of Employment, each at a purchase price per share equal to the Fair Market Value of such Class A Share on the date of repurchase. Notwithstanding the foregoing, if any Class A Shares are repurchased by the Company (or the Sponsor Shareholder pursuant to Section 11 of the Management

Shareholders Agreement) during the D & D Protected Period, and, subsequent to such repurchase, but prior to the expiration of the D & D Protected Period either (I) an Initial Public Offering occurs, or (II) the Company enters into a definitive agreement with respect to a Change in Control transaction, then, upon the consummation of such Initial Public Offering or Change in Control, as the case may be, the Company shall pay to the Employee within sixty (60) days after the consummation of such Change in Control or Initial Public Offering an amount equal to the excess, if any, of (a) the Fair Market Value of such Class A Shares on the date of the Change in Control or the Initial Public Offering over (b) the purchase price paid to the Employee for such Class A Shares.

(d)	Termination for Cause.

(i)	Treatment. In the event of the Employee’s Termination of Employment by the Employer for Cause, to the extent outstanding and unexercised as of the date of Termination of Employment, the Option shall be forfeited as of the date of termination.

(ii)	Repurchase Right. Subject to Sections 7(e) and 8, from and after the date of such Termination of Employment, the Company may repurchase any or all of Class A Shares held by the Employee as a result of the exercise of the Option at any time and from time to time after the date of such Termination of Employment for a purchase price per Class A Share equal to the lesser of (1) (A) the exercise price per Class A Share of such Option minus (B) the value of any dividends, distributions or dividend equivalents previously paid to the Employee in respect of such Class A Share, subject to equitable adjustment in the Company’s discretion to reflect dividends, Corporate Transactions, or similar events, to the extent not otherwise reflected in this clause (B), but in no event less than $0, and (2) (A) the Fair Market Value of such Class A Share as of the date of such Termination of Employment for Cause minus (B) the value of any dividends, distributions or dividend equivalents previously paid to the Employee in respect of such share, subject to equitable adjustment in the Company’s discretion to reflect dividends, Corporate Transactions, or similar events, to the extent not reflected in this clause (B), but in no event less than $0.

(e)	Expiration of Repurchase Rights. Notwithstanding any other provision of this Section 7, the Company’s repurchase rights set forth in this Section 7 with respect to the Option and the Class A Shares held by the Employee shall expire immediately prior to the occurrence of an Initial Public Offering or a Listing Event (subject to the consummation of such Initial Public Offering or such Listing Event).

(f)	Claw-Back. In the event that the Employee violates any of the covenants set forth in Section 5.3 of the Employment Agreement or materially violates any of the covenants set forth in Sections 5.1 and 5.2 of the Employment Agreement during his employment or at any time prior to the first anniversary of the Employee’s Termination of Employment for any reason, the Employee shall, in addition to any other remedy which may be available at law or in equity, be required to pay to the Company a cash amount equal to the product of (i) the number of Class A Shares purchased upon the exercise of the Option during the 12-month period immediately preceding (or at any time after) the date that the Employee first breaches such covenant and (ii) the excess of (A) the fair market value per Class A Share as of the date of such exercise over (B) the exercise price per Class A Share.

(g)	Involuntary Termination Protected Period; D & D Protected Period. For the avoidance of doubt, only a Change in Control that is consummated pursuant to the terms and conditions of a definitive purchase and sale or similar agreement that is fully executed by the parties during the Involuntary Termination Protected Period or D & D Protected Period, as applicable, and that does not terminate by its terms or otherwise prior to the consummation of the Change in Control (or pursuant to other terms and conditions with the same party that replace or supplement the original agreement), may result in any payment or accelerated vesting described in this Section 7.

8.

Non-transferability; Other Restrictions. In order to receive any Class A Shares pursuant to the exercise of the Option hereunder, the Employee must be or become party to the Management Shareholders Agreement and must execute and deliver to the Company the proxy attached hereto as Exhibit C of this Agreement. The transferability of Class A Shares held by the Employee as a result of the exercise of the Option shall be governed by the Management Shareholders Agreement. The Option is not transferable by the Employee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and the Option may be exercised, during the lifetime of the Employee, only by the Employee or by the Employee’s guardian or legal representative or any transferee described above. The exercise of the Option shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the Class A Shares subject or related thereto upon any securities exchange or under any state or federal law, or (b) the consent or approval of any government regulatory body or (c) an agreement by the Employee with respect to the disposition of Class A Shares is necessary or desirable as a condition of, or in connection with, such exercise or the delivery or purchase of Class A Shares pursuant thereto, then in any such event, such exercise shall not be effective unless such listing, registration, qualification, consent, or approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee. Notwithstanding anything to the contrary in Section 7 hereof in the event that the Employee has transferred any Class A Share that was held by the Employee as a result of the exercise of the Option to a person or entity other than a Permitted Transferee (as such term is defined in the Management Shareholders Agreement), and such transfer was in accordance with the terms of the Management Shareholders Agreement, the Company shall not have the right to repurchase such transferred Class A Shares. Any transferee of Class A Shares from the Employee (and any subsequent transferee) shall be required to execute the proxy attached hereto as Exhibit C of this Agreement and become a party to the Management Shareholders Agreement.

9.	Rights as a Shareholder. Prior to the exercise of the Option and the entry in the Register of Members of the Employee in respect of the Class A Shares issued pursuant to the Option, Employee shall have no rights as a Shareholder with respect to any Class A Shares covered by such outstanding Option; provided, however, that (a) in the event that the Company declares a cash dividend with respect to Class A Shares in the ordinary course of business, the Employee shall be eligible to receive a cash dividend equivalent payment (a “Dividend Equivalent”) with respect to any portion of the Employee’s Option that is unvested as of the date such dividend is declared in an amount equal to the amount that the Employee would have been entitled to receive had such unvested portion of the Employee’s Option been vested and exercised immediately prior to such declaration; (b) Dividend Equivalents shall be paid to Employee on the date the applicable portion of the Employee’s Option first becomes vested (and no such Dividend Equivalent shall be paid to Employee if such portion of the Option is forfeited or canceled prior to the date it first becomes vested); and (c) for the avoidance of doubt, unless otherwise agreed by the parties, the Employee shall not be eligible to receive any Dividend Equivalent or similar payment with respect to any portion of the Option that is vested as of the date the underlying dividend is declared.

10.	Changes in Shares. In the event of any share split, reverse share split, dividend, merger, amalgamation, consolidation, recapitalization, extraordinary dividend or similar event affecting the capital structure of the Company, the number and kind of shares (or other property, including without limitation cash) subject to this Agreement and the exercise price thereof shall be equitably adjusted by the Committee as it in good faith deems appropriate to prevent the dilution or enlargement of the value of the Employee’s Option and in accordance with Section 409A of the Code.

11.	Taxes. No later than the date as of which an amount first becomes includible in the gross income of the Employee for federal income tax purposes with respect to the Option, the Employee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld with respect to such amount, provided, that the Company may require the deduction of any such taxes from any payment otherwise due to the Employee, including any amounts required by law to be withheld upon the exercise of such Option. Notwithstanding the foregoing, any statutorily required withholding obligation may be satisfied by delivery to the Company of Class A Shares issuable under this Agreement, valued at the Fair Market Value as of the date of such withholding obligation, equal to the statutorily required withholding obligation.

12.	Section 409A. To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder. Notwithstanding any provision of this Agreement to the contrary, if the Employee notifies the Company (with specificity as to the reason therefor) that the Employee believes that any provision of this Agreement would cause the Option to be subject to Section 409A of the Code and the Company concurs with such belief or the Company (without any obligation whatsoever to do so) independently makes such determination, the Company shall, after consulting with Employee, reform such provision through good faith modifications to the minimum extent reasonably appropriate to (a) exempt the Option from Section 409A of the Code and/or preserve the intended tax treatment of the benefits provided with respect to the Option, or (b) comply with the requirements of Section 409A of the Code and related Department of Treasury guidance and thereby avoid the application of penalty taxes under such Section 409A; provided that the Company shall not reform any such provisions if such action would or could be reasonably be expected to result in any material increased costs or material liability to the Company.

13.	Notices. Any notices required or permitted hereunder shall be addressed to the Company at its corporate headquarters, attention: General Counsel, or to the Employee at the address then on record with the Company, as the case may be, and deposited, postage prepaid, in the United States mail. Either party may, by notice to the other given in the manner aforesaid, change his/her or its address for future notices.

14.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of Bermuda without regard to its conflict of laws principles.

15.	Successor. This Agreement shall bind and inure to the benefit of the Company, its successors and assigns, and the Employee and his or her personal representatives and assigns.

16.	Amendment. Notwithstanding the terms and provisions as provided under the Plan and this Agreement, the Company, Committee or the Board may not amend, modify or terminate the terms and provisions of this Agreement without the Employee’s written consent. The Company, Committee or the Board may not make a substitution or adjustment to the Option pursuant to Section 12 that does not comply with, or is not exempt from, the requirements of Section 409A without the Employee’s written consent. Any dispute as to the Committee’s or the Board’s decision or interpretation under the Plan and this Agreement shall be resolved pursuant to Section 19 hereof.

17.	Laws and Regulations. No Option shall be granted under this Agreement unless and until all legal requirements applicable to the grant of the Option have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any grant of the Option to the Employee hereunder on the Employee’s undertaking in writing to comply with such restrictions on the subsequent disposition of such Option and any Class A Shares acquired upon exercise of the Option as the Committee shall deem necessary or advisable as a result of any applicable law or regulation.

18.	Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the Option granted under and participation in the Plan or future options that may be granted under the Plan by electronic means or to request the Employee’s consent to participate in the Plan by electronic means. The Employee hereby consents to receive such documents by electronic delivery and, if requested, to agree to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

19.	Dispute Resolution. Arbitration (under a “de novo” standard of review) will be the method of resolving disputes under this Agreement with respect to any Committee decisions under the Plan or hereunder. All arbitrations arising out of this Agreement shall be conducted in Washington, D.C. Subject to the following provisions, the arbitration shall be conducted in accordance with the rules of the American Arbitration Association (the “Association”) then in effect. Any award entered by the arbitrators shall be final, binding and nonappealable and judgment may be entered thereon by either party in accordance with applicable law in any court of competent jurisdiction. This arbitration provision shall be specifically enforceable. The arbitrators shall have no authority to modify any provision of this Agreement or to award a remedy for a dispute involving this Agreement other than a benefit specifically provided under or by virtue of the Agreement. Each party shall be responsible for its own expenses relating to the conduct of the arbitration (including reasonable attorneys’ fees and expenses) and shall share the fees of the Association equally. Notwithstanding the foregoing, any issue(s) previously decided under Section 7.8 of the Employment Agreement or Section 17 of the Class B Restricted Share Agreement (as defined in the Employment Agreement) shall be controlling over any similar issue(s) challenged by either party under this Section 19, and if any issues to be resolved under this Section 19 arise at the same time issues arise under the Employment Agreement or the Class B Restricted Share Agreement, then such issues shall be combined and resolved under one single arbitration proceeding.

20.	Miscellaneous.

(a)	The Company shall not be required (i) to transfer on its books any Class A Shares which shall have been sold, transferred, or issued in violation of any of the provisions set forth in this Agreement, the Plan or the Management Shareholders Agreement or (ii) to treat as owner of such Class A Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Class A Shares have been so transferred.

(b)	This Agreement shall not be construed so as to grant the Employee any right to remain in the employ of the Company or any Subsidiary.

(c)	The invalidity or enforceability of any provision in this Agreement shall not affect the validity and enforceability of any other provision in this Agreement.

(d)	This Agreement may be executed in counterparts, which together shall constitute one and the same original.

(e)	This Agreement, the Plan and the Management Shareholders Agreement (and, if applicable the Employee’s employment agreement with the Company or any of its Subsidiaries or a certain side letter agreement between the Employee and the Company dated May 6, 2009) set forth the entire understanding and agreement of the Employee and the Company (or any Subsidiary) with respect to the Option, and supersede any and all other understandings, commitments, letters, term sheets, negotiations or agreements of or between the Employee and the Company (or any Employer) relating to the Option. Any inconsistencies between the Plan, the Management Shareholders Agreement, and this Agreement shall be resolved in favor of this Agreement.

(f)	The headings and paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by its officer thereunder duly authorized and the Employee has hereunto set his hand, all as of the day and year first set forth above.

INTELSAT GLOBAL, LTD.

/s/ David McGlade
David McGlade
Chief Executive Officer

ACCEPTED:

The undersigned hereby acknowledges having read this Option Agreement and, having had the opportunity to consult with legal and tax advisors, hereby agrees to be bound by all provisions set forth herein.

/s/ Michael McDonnell
Michael McDonnell

Exhibit A

Vesting of Performance Option

I.	ANNUAL AWARDS

(a)	General: Subject to Sections 5(a) and 7 of the Agreement, the Performance Option shall be eligible to vest in four (4) annual installments beginning in 2010 (each, an “Annual Performance Option Installment”); provided that the Employee remains continuously employed in active service by the Employer from the Grant Date through January 5 of the calendar year immediately following the applicable calendar year being measured (the “Measurement Year”) regardless if the Employee remains employed thereafter. In addition, the Performance Option shall be eligible to vest through a Cumulative Catch-up Award and an Exit Catch-up Award (as provided for below), provided that, subject to Sections 5(a) and 7 of the Agreement, the Employee remains employed as of January 5 of the calendar year immediately following the last calendar year being measured in the applicable Cumulative Measurement Date (as defined below) or the date of the Measuring Trigger (as defined below), as applicable. The annual vesting shall be as follows:

(i)	The first installment shall consist of 1/12 of the Performance Option (rounded down to the nearest whole share) and shall be eligible to become vested pursuant to this Exhibit A on the Measurement Date for Measurement Year 2010, based on calendar year 2010 results;

(ii)	The second installment shall consist of 1/3 of the Performance Option (rounded down to the nearest whole share) and shall be eligible to become vested pursuant to this Exhibit A on the Measurement Date for Measurement Year 2011, based on calendar year 2011 results; and

(iii)	The third installment shall consist of 1/3 of the Performance Option (rounded down to the nearest whole share) and shall be eligible to become vested pursuant to this Exhibit A on the Measurement Date for Measurement Year 2012, based on calendar year 2012 results; and

(iv)	The fourth installment shall consist of the remainder of the Performance Option and shall be eligible to become vested pursuant to this Exhibit A on the Measurement Date for Measurement Year 2013, based on calendar year 2013 results.

(b)	Calculation:

(i)	The Annual Performance Option Installment shall vest based on the Sum Realized Percentage, as defined below, through an analysis (explained below) that compares each of the Company’s actual Revenue and EBITDA (as defined below), as reflected in the annual audited consolidated financial statements with respect to such Measurement Year, against each of, respectively, the Revenue Target and the EBITDA Target (each a “Financial Target”) for such Measurement Year, as such Financial Targets are set forth in the following table:

Financial Target $ in millions	Measurement Year 2008	Measurement Year 2009	Measurement Year 2010	Measurement Year 2011	Measurement Year 2012	Measurement Year 2013
Revenue Target	$2,289	$2,358	$2,469	$2,577	$2,659	$2,919
EBITDA Target	$1,798	$1,847	$1,959	$2,063	$2,130	$2,329

1

(ii)	For purposes of determining vesting under this Exhibit A, each Financial Target will be weighted to correspond to a percentage of the Annual Performance Option Installment (each a “Weighted Portion”). The Weighted Portion for the Revenue Target shall constitute twenty-five percent (25%), and the Weighted Portion for the EBITDA Target shall constitute seventy-five percent (75%).

(iii)	For each Measurement Year, the Company’s actual results for each Financial Target shall be calculated as a percentage of each respective Financial Target (the “Realized Percentage”). The Realized Percentage for each Financial Target shall be multiplied by the Weighted Portion for each respective Financial Target to determine the “Weighted Realized Percentage” with respect to each Financial Target. The Weighted Realized Percentages shall then be added together to determine the “Sum Realized Percentage.” If the Sum Realized Percentage equals or exceeds 100% for such year, then all of the portion of the Option covered by the Annual Performance Option Installment for such year shall vest.

(iv)	For example, assume the following facts for the 2010 Measurement Year Annual Performance Option Installment as set forth in the table below ($ in millions):

Financial Target		Actual Result	Realized Percentage per Financial Target	Weighted Portion	Weighted Realized Percentage
Revenue	$2,469	$2,543	103%	25	25.75%
EBITDA	$1,959	$1,959	100%	75	75.00%

				Sum Realized Percentage	100.75%

Because the Company’s Sum Realized Percentage for the annual period equaled or exceeded 100%, the entire portion of the Performance Option covered by the Annual Performance Option Installment with respect to such Measurement Year 2010 would vest.

2

(c)	Definitions:

(i)	“Measurement Date” shall mean the date the Board approves the Company’s audited consolidated financial statements for the Measurement Year; provided that, if the Board has not approved the Company’s audited consolidated financial statements by May 31 of the year following the Measurement Year, the Board shall use such information as is available to it at such time to determine in good faith whether the Annual Performance Option Installment for such Measurement Year has vested.

(ii)	“Revenue” shall mean the Company’s consolidated revenue as set forth in the Company’s audited financial statements for the applicable calendar year; provided that with respect to the Company’s consolidated revenue attributable to any subsidiary which is not wholly-owned, such revenue shall be reduced proportionately to the extent of the economic ownership interests in such subsidiary held by third parties; and provided, further, that if such consolidated revenue amount for a Measurement Year is calculated other than according to the U.S. GAAP and accounting principles for 2007 that were used for purposes of setting the applicable Revenue Target for such Measurement Year, such Revenue Target shall be adjusted accordingly.

(iii)

“EBITDA” shall mean Adjusted EBITDA as defined in the Indenture dated June 27, 2008, by and among Intelsat (Bermuda), Ltd., As Issuer (“Intelsat Bermuda”), Intelsat, Ltd., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee, governing the 11 1/4% Senior Cash Pay Notes due 2017 and 11 1/2% / 12 1/2% Senior PIK Election Notes due 2017 of Intelsat Bermuda (the “Intelsat Bermuda Indenture”) and as reported in Intelsat, Ltd.’s periodic report filings with the SEC, but excluding insurance proceeds from in-orbit failures (to the extent not otherwise excluded pursuant to the definition of Adjusted EBITDA contained in the Intelsat Bermuda Indenture) and adjusted further as follows: to the extent that Intelsat Bermuda has any Unrestricted Subsidiary (as defined under the Intelsat Bermuda Indenture), (A) as increased by the product of (1) the Adjusted EBITDA of such Unrestricted Subsidiary, calculated in accordance with the Intelsat Bermuda Indenture and assuming that such Unrestricted Subsidiary were a Wholly Owned Subsidiary and (2) the aggregate percentage ownership interest in such Unrestricted Subsidiary held by Intelsat Bermuda and its Restricted Subsidiaries; (B) as reduced by cash dividends received by Intelsat Bermuda and its Restricted Subsidiaries from such Unrestricted Subsidiary; (C) as adjusted appropriately through reduction for revenues from services provided by Intelsat Bermuda and its Restricted Subsidiaries to such Unrestricted Subsidiary and through increase for costs from services provided by such Unrestricted Subsidiary to Intelsat Bermuda and its Restricted Subsidiaries, each as are attributable to Intelsat Bermuda and its Restricted Subsidiaries to the extent of their aggregate percentage ownership interests in such Unrestricted Subsidiary and as are already otherwise included or reflected in Adjusted EBITDA as defined in the Intelsat Bermuda Indenture.

3

II.	CUMULATIVE CATCH-UP AWARDS

(a)	General:

(i)	If any Annual Performance Equity Award Installment (as defined below) does not vest with respect to a Measurement Year (each an “Unvested Annual Period”), such unvested Annual Performance Equity Award Installment may potentially vest as of a later Measurement Year if the Sum Cumulative Realized Percentage (defined below) equals or exceeds 100% and subject to the limitation set forth in Section II.(c). A Sum Cumulative Realized Percentage shall be determined if (i) the Sum Realized Percentage for any Measurement Year equals or exceeds 100% (each a “Vested Annual Period”) and (ii) any unvested Annual Performance Option Installment or unvested “Annual Performance Share Installment” (as defined in Exhibit A to that certain Class B Restricted Share Agreement dated May 6, 2009 by and between the Company and the Employee, and collectively with any Annual Performance Option Installment, the “Annual Performance Equity Award Installment”) from any eligible Unvested Annual Period(s) remain unvested.

(ii)	In determining the Sum Cumulative Realized Percentage, the “Cumulative Realized Percentage” for each Financial Target shall be calculated as a percentage by comparing (i) the sum of the Company’s actual results from the applicable Vested Annual Period(s) and Unvested Annual Period(s) to the (ii) the sum of the Financial Targets of such annual periods. The Cumulative Realized Percentage for each Financial Target shall be multiplied by the Weighted Portion for each respective Financial Target to determine the “Weighted Cumulative Realized Percentage” with respect to each Financial Target. The Weighted Cumulative Realized Percentages shall then be added together to determine the “Sum Cumulative Realized Percentage.” If the Sum Realized Percentage equals or exceeds 100% for such years, then the Annual Performance Equity Award Installment of such Unvested Annual Period(s) shall vest on the Measurement Date of the Measurement Year the Sum Cumulative Realized Percentage is determined (the “Cumulative Measurement Date”).

(b)

Trend-line Catch-up for Consecutive Unvested Periods: If the Sum Cumulative Realized Percentage as described above does not equal or exceed 100% and there are two (2) or more consecutive Unvested Annual Periods then a second Sum Cumulative Realized Percentage shall be determined using measurements only from the applicable Vested Annual Period(s) and the most recent Unvested Annual Period. If the second Sum Cumulative Realized Percentage equals or exceeds 100% then such Annual Performance Equity Award Installment for the most recent Unvested Annual Period shall vest on the Cumulative Measurement Date and a third Sum Cumulative Realized Percentage shall be determined by using measurements only from the applicable Vested Annual Period(s) and the two most recent Unvested Annual Periods. If the third Sum Cumulative Realized Percentage equals or exceeds 100% then such Annual Performance Equity Award Installment for the second most recent Unvested Annual Period shall vest on the Cumulative Measurement Date and, if necessary, a fourth Sum Cumulative Realized

4

Percentage shall be determined by using measurements only from the applicable Vested Annual Period(s) and the three most recent Unvested Annual Periods. If the fourth Sum Cumulative Realized Percentage equals or exceeds 100% then such Annual Performance Equity Award Installment for the third most recent Unvested Annual Period shall vest on the Cumulative Measurement Date and, if necessary, a fifth Sum Cumulative Realized Percentage shall be determined by using measurements only from the applicable Vested Annual Period(s) and the four most recent Unvested Annual Periods. If the fifth Sum Cumulative Realized Percentage equals or exceeds 100% then such Annual Performance Equity Award Installment for the fourth most recent Unvested Annual Period shall vest on the Cumulative Measurement Date.

(c)	Limitation on Cumulative Catch-up: Notwithstanding the foregoing, if (x) the results from any Unvested Annual Period or consecutive Unvested Annual Periods (each a “Prior Unvested Annual Period”) are included with the results from a subsequent Vested Annual Period or consecutive Vested Annual Periods (each a “Prior Vested Annual Period”) in a calculation of a Sum Cumulative Realized Percentage that does not equal or exceed 100%, and for which, accordingly, the applicable Annual Performance Equity Award Installment would remain unvested and (y) with respect to a Measurement Year following such Vested Annual Period or consecutive Vested Annual Periods there occurs an Unvested Annual Period (a “Later Unvested Annual Period”), then

(i)	Any Prior Unvested Annual Period shall no longer be eligible to vest other than pursuant to Section III below; and

(ii)	The Later Unvested Annual Period shall continue to be eligible to vest pursuant to Section III below and shall also continue to be eligible to vest based on a subsequent calculation of a Sum Cumulative Realized Percentage so long as such calculation does not include the results from any Prior Vested Annual Period.

III.	EXIT CATCH-UP AWARD

(a)	General. To the extent then unvested and non-forfeited, the Performance Option shall vest upon the first Change in Control or Realization Event (whichever occurs first, the “Measuring Trigger”) that occurs following the Grant Date, if, as a result of such Measuring Trigger, the Sponsor Shareholders receive Proceeds (as defined below) equal to (i) at least three times the amount of the Investment if such Measuring Trigger occurs on or prior to the seventh anniversary of the Closing Date or (ii) at least four times the amount of the Investment thereafter, provided that, subject to Sections 5(a) and 7 of the Agreement, the Employee remains continuously employed in active service by the Employer from the Grant Date through the date of such Measuring Trigger. Such multiple of the Investment amount, whether three times or four times, is hereinafter referred to as the “Applicable Threshold.”

(b)

Gradual Exit. If the Applicable Threshold is not reached as of the first Change in Control or Realization Event, or if no such Change in Control or Realization Event has occurred, and if the Sponsor Shareholders receive Cash Proceeds (whether through a Change in Control, a Realization Event, extraordinary cash dividends or any combination

5

of the foregoing) equal to the Applicable Threshold, then to the extent unvested and non-forfeited, the Performance Option shall vest upon the achievement of such Applicable Threshold; provided that, subject to Sections 5(a) and 7 of the Agreement, the Employee remains continuously employed in active service by the Employer from the Grant Date through the date of such achievement of such Applicable Threshold.

(c)	Definitions:

(i)	“Cash Equivalents” means (i) securities issued or directly and fully guaranteed or insured by the full faith and credit of United States government, (ii) certificates of deposit or bankers acceptances with maturities of one year or less from institutions with at least $1 billion in capital and surplus and whose long-term debt is rated at least “A-1” by Moody’s or the equivalent by Standard & Poor’s; (iii) commercial paper issued by a corporation rated at least “A-1” by Moody’s or the equivalent by Standard and Poor’s and in each case maturing within one year; and (iv) investment funds investing at least ninety-five (95%) of their assets in cash or assets of the types described in clauses (i) through (iv) above.

(ii)	“Cash Proceeds” shall mean the cash or Cash Equivalents received by the Sponsor Shareholders in connection with or in any way related to their ownership of Investment Shares, including (but not limited to) any monitoring fees paid in cash or Cash Equivalents (but not rolled-over) pursuant to the Monitoring Fee Agreement signed on February 4, 2008 (as amended from time to time), and cash or Cash Equivalents received for the disposal of Investment Shares in connection with the Measuring Trigger.

(iii)	“Proceeds” shall mean the aggregate fair market value of the consideration received by the Sponsor Shareholders in connection with or in any way related to their ownership of Investment Shares, including (but not limited to) monitoring fees paid or due pursuant to the Monitoring Fee Agreement signed on February 4, 2008 (as amended from time to time), and consideration received in connection with the disposal of Investment Shares with the Measuring Trigger, after taking into account all post closing adjustments, and assuming exercise of all options and warrants outstanding as of the effective date of such Measuring Trigger; provided however, that if the Sponsor Shareholders retain any Investment Shares following a Measuring Trigger, the fair market value of such Investment Shares immediately following such Measuring Trigger shall be deemed “consideration received” for purposes of calculating the Proceeds, and provided further that the fair market value of any non-cash consideration (including stock) shall be determined as of the date of such Measuring Trigger.

(iv)	“Investment” shall mean the initial investment of funds by the Sponsor Shareholders in equity securities of the Company and its Subsidiaries on February 4, 2008, which the parties agree is $1.383 billion dollars.

(v)	“Investment Shares” shall mean the Class A shares issued to the Sponsor Shareholders pursuant to the Investment.

6

(vi)	“Realization Event” shall mean, the date after any sale, conveyance or other disposition of equity securities by the Sponsor Shareholders in an underwritten public offering or effected in, on, or through the facilities of an established securities market (the “Public Date”) where the total number of all equity securities held, directly or indirectly, by the Sponsor Shareholders is, in the aggregate, less than fifty percent (50%) of the total number of equity securities of the Company and its Subsidiaries held by the Sponsor Shareholders immediately prior to the first Public Date hereafter. For purposes of determining whether any Realization Event has occurred, the total number of equity securities of the Company or its Subsidiaries held, directly or indirectly, by the Sponsor Shareholders shall be equitably adjusted to reflect any recapitalization or other corporate event affecting the number or kind of equity securities of the Company or its Subsidiaries.

(vii)	“Sponsor Shareholders” shall mean BC European Capital VIII – 1 to 12 and 14 to 39, Silver Lake Partners III, L.P., Silver Lake Technology Investors III, L.P., BC European Capital – Intelsat Co-Investment, BC European Capital – Intelsat Co-Investment 1 and BC European Capital – Intelsat Syndication L.P., provided that, if any of the foregoing sell or otherwise transfer any part of its interest prior to the earlier of a Measuring Trigger or the Public Date, the acquirer of such interest shall be considered a Sponsor Shareholder to the extent of such acquired interest, but such acquisition shall not change the value of the Investment.

7

Vesting of Performance Exit Option

(a)	General: Subject to Sections 5(b) and 7 of the Agreement and the Employee remaining continuously employed in active service by the Employer from the Grant Date through the date of such Measuring Trigger, the Performance Exit Option shall be eligible to vest upon the first Measuring Trigger to occur following the Grant Date if the Sponsor Shareholders shall have received Proceeds upon the first Measuring Trigger equal to a certain multiple of the Investment as explained in the next paragraph.

(b)	Calculation:

(i)	The portion of the Performance Exit Option that shall vest upon such a Measuring Trigger shall be a portion equal to the full Performance Exit Option multiplied by a fraction (the “Applicable Fraction”) in which (i) the numerator shall equal the number of tenths (including fractions of a tenth) times the Investment by which the Proceeds exceed a multiple of three and three-tenths (3.3) times the Investment, and (ii) the denominator shall equal 0.8, provided that, if the Applicable Fraction exceeds one (1), then the number one (1) shall be used as the Applicable Fraction multiplier.

(ii)	For example, if the Sponsor Shareholders shall have received Proceeds upon the first Measuring Trigger equal to a multiple of 4.0 times the Investment amount, the portion of the Performance Exit Option that shall vest is calculated as follows: (4.0-3.3)/ 0.8 == 0.875, which Applicable Fraction shall be multiplied by the full Performance Exit Option to determine the portion of the Performance Exit Option that shall vest.

(c)	Gradual Exit. If all of the Performance Exit Option does not vest as of the first Change in Control or Realization Event, or if no such Change in Control or Realization Event has occurred, and if the Sponsor Shareholders receive Cash Proceeds (whether through a Change in Control, a Realization Event, extraordinary cash dividends or any combination of the foregoing) equal to an amount that, when combined with the amount (if any) received as Cash Proceeds upon the first Measuring Trigger, would lead to the Applicable Fraction being equal to or greater than one (1), then, to the extent unvested and non-forfeited, the Performance Exit Option shall vest in full; provided that, subject to Sections 5(a) and 7 of the Agreement, the Employee remains continuously employed in active service by the Employer from the Grant Date through the date of achievement of Cash Proceeds equal to such Applicable Fraction.

8

Exhibit B

ELECTION TO INCLUDE SHARES IN GROSS

INCOME PURSUANT TO SECTION 83(b) OF THE

INTERNAL REVENUE CODE

On [            , 20    ] (the “Exercise Date”), the undersigned purchased [            ] Class A shares, par value U.S. $.001 per share (the “Class A Shares”), of Intelsat Global, Ltd. (formerly known as Serafina Holdings Limited and referred to herein as the “Company”) pursuant to the exercise of a non-qualified stock option granted pursuant to a Option Agreement between the Company and the undersigned (the “Option Agreement”), dated as of [            ], 2009. Under certain circumstances, the Company has the right to repurchase the Class A Shares from the undersigned (or from the holder of the Class A Shares, if different from the undersigned) upon the occurrence of certain events as described in the Option Agreement. Hence, the Class A Shares are subject to a substantial risk of forfeiture and are nontransferable to other than family members (within the meaning of Treasury Regulation §1.83-3(d)). The undersigned desires to make an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (“Code”) to have the Class A Shares taxed at the time the undersigned purchased the Class A Shares.

Therefore, pursuant to Code §83(b) and Treasury Regulation §1.83-2 promulgated thereunder, the undersigned hereby makes an election, with respect to the Class A Shares, to report as taxable income for the undersigned’s taxable year ended December 31, [20    ] the excess (if any) of the Class A Shares’ fair market value on [            , 20    ], over the purchase price thereof.

The following information is supplied in accordance with Treasury Regulation §1.83-2(e):

1. The name, address and social security number of the undersigned:

[Name]

[Address]

Social Security Number:

2. A description of the property with respect to which the election is being made: [            ] Class A common shares, par value U.S. $.001 per share, of Intelsat Global, Ltd.

3. The date on which the property was transferred: [            , 20    ]. The taxable year for which such election is made: the undersigned’s taxable year ending December 31, [20    ].

4. The restrictions to which the property is subject: [    ] shares may be repurchased by the Company at less than fair market value in certain instances of termination for cause or voluntary resignation.

5. The fair market value on [            , 20    ], of the property with respect to which the election is being made, determined without regard to any lapse restrictions: U.S. $[        ].

6. The amount paid for such property: U.S. $[        ].

7. A copy of this election has been furnished to the Company or other affiliated person or entity for whom the services are performed pursuant to Treasury Regulation §1.83-2(e)(7).

This election is being sent to the Internal Revenue Service office with which the undersigned files his return. In addition, a copy of this election will be submitted with the income tax return of the undersigned for the taxable year in which the Class B Shares were purchased.

Dated:
Name:

Exhibit C

Intelsat Global, Ltd.

Shareholder’s Proxy

By this irrevocable proxy, the undersigned,                                          (the “Grantor”) as the holder of Class A Shares in Intelsat Global, Ltd. (formerly known as Serafina Holdings Limited and referred to herein as the “Company”) HEREBY
APPOINT(S) Egon Durban, failing whom, Raymond Svider, failing whom, Justin Bateman and failing whom David McGlade, and each of them to be the agent and standing proxy of the undersigned to represent the undersigned and to vote on behalf of the undersigned at any General Meeting of the Company and at any adjournment thereof and, on behalf of the undersigned, to consent to short notice of any such meeting, and, on behalf of the undersigned to execute any resolutions being written resolutions in lieu of any general meeting of the Company.

Dated the      day of         , 2009.

[Name of Shareholder]

Signed by the above named Shareholder in the presence of:

Witness Signature:

Witness Name (Print):

Witness Address (Print):

21